CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We hereby consent to the use in the Registration Statement on Form S-1 of our report dated June 30, 1997, relating to the audited financial statements of HDN, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.



 McBride, Shopa and Company
Certified Public Accountants



Wilmington, Delaware
December 30, 1997